                                                                    Exhibit 99.2


(ARIAD LOGO)                                                        NEWS RELEASE


FOR IMMEDIATE RELEASE               CONTACT:       Edward Fitzgerald (Investors)
                                                   (617) 621-2345

                      ARIAD ANNOUNCES $14 MILLION FINANCING

CAMBRIDGE, MA, OCTOBER 20, 2006 -- ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) announced today that it has agreed to sell 3,112,945 shares of its common stock pursuant to its effective shelf registration statements in an underwritten offering. The underwriter has been granted an option to purchase up to an additional 466,942 shares of ARIAD's common stock to cover over-allotments. ARIAD expects the net proceeds from the sale of the shares will be approximately $14 million. All of the shares in the offering are being sold by ARIAD.

Credit Suisse Securities (USA) LLC is acting as sole underwriter for the offering. ARIAD expects the closing of the offering to occur on or about October 25, 2006, subject to customary closing conditions. As a result of this transaction, ARIAD will have no remaining shares available under shelf registration statements.

Additional information and details with respect to the offering will be included in prospectus supplements and accompanying prospectuses that will be filed with the SEC. When available, copies of the prospectus supplements and accompanying prospectuses may be obtained from Credit Suisse, Prospectus Department, One Madison Avenue, New York, New York 10010-3629 (212-325-2580).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules.

Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "may", "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements, including those related to the agreement to sell shares of common stock described in this press release, are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements.

These risks include, but are not limited to, risks and uncertainties regarding our ability to accurately estimate the timing and actual R&D expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our ability to manufacture or have manufactured our product candidates on a commercial scale, risks and uncertainties regarding our ability to successfully recruit centers, enroll patients and conduct clinical studies of product candidates, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or any partner's product candidates, risks and uncertainties of third-party intellectual property claims relating to our and any partner's product candidates, and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal and patent office proceedings, litigation, prosecution and re-examination proceedings concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

                                       ###